INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement (No. 2-96141) on Form N-1A of Sound Shore Fund of our report dated February 13, 2004, appearing in the annual report of Sound Shore Fund for the year ended December 31, 2003, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 29, 2004